UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 17, 2015
Conn’s, Inc.
(Exact name of registrant as specified in its charter)

1-34956
(Commission File Number)

Delaware	06-1672840
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

4055 Technology Forest Blvd., Suite 210
The Woodlands, Texas 77381
(Address of principal executive offices) (Zip Code)

(936) 230-5899
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Departure of a Director
On September 17, 2015, the Board of Directors (the “Board”) of Conn’s, Inc. (the “Company”) accepted the resignation of Mr. Scott L. Thompson from the Company’s Board effective as of that date.  As required by the Company’s Corporate Governance Guidelines, Mr. Thompson offered to resign as a result of his accepting a position as the Chief Executive Officer of Tempur Sealy International, Inc., a vendor of the Company.  The Company’s Corporate Governance Guidelines require directors to offer to resign as a result of a change in personal employment status.  Mr. Thompson’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONN'S, INC.
Date:	September 21, 2015	By:	/s/ Thomas R. Moran
		Name:	Thomas R. Moran
		Title:	Executive Vice President and Chief Financial Officer